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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2002 divine, inc.
(Exact name of registrant as specified in its charter)

Delaware	0-30043	36-4301991
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1301 N. Elston Avenue
Chicago, Illinois 60622
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (773) 394-6600

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events.

        On May 3, 2002, Thomas J. Meredith resigned as a director of divine, inc., a Delaware corporation ("divine"). In addition, Mr. Meredith will not stand for re-election to divine's board of directors at the annual meeting of stockholders to be held on May 21, 2002. As a result, the board of directors of divine has reduced the number of directors to nine directors, and only one director will be elected as a Class III director at the annual meeting. As described in divine's Proxy Statement, dated April 22, 2002, for its annual meeting, Michael H. Forster has been nominated for re-election as the Class III director. divine intends in the future to rebalance the number of directors in each of three classes of directors. It may achieve this by adding additional directors, or by moving existing directors from one class to another.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2002

divine, inc.
By:	/s/ MICHAEL P. CULLINANE Michael P. Cullinane Executive Vice President, Chief Financial Officer, and Treasurer

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  Item 5. Other Events.
SIGNATURE